As filed with the Securities and Exchange Commission on August 6, 1998

                                                 Registration No. 333-60121

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ___________________

                                  AMENDMENT
                                   NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              FOUR MEDIA COMPANY
            (Exact name of registrant as specified in its charter)



          DELAWARE                                     7819                                 95-4599440
(State or other jurisdiction of             (Primary Standard Industrial                  (I.R.S. Employer
incorporation or organization)               Classification Code Number)                 Identification No.)

                           2813 WEST ALAMEDA AVENUE
                          BURBANK, CALIFORNIA  91505
                                (818) 840-7000
   (Address, including ZIP code, and telephone number, including area code, of Registrant's Principal Executive Offices)


                               ROBERT T. WALSTON
                           2813 WEST ALAMEDA AVENUE
                          BURBANK, CALIFORNIA  91505
                                (818) 840-7000

 (Name, address, including ZIP code, and telephone number, including area code, of Agent for service)

                                   Copy to:

                             PAULA J. PETERS, ESQ.
               GREENBERG GLUSKER FIELDS CLAMAN & MACHTINGER LLP
                     1900 AVENUE OF THE STARS, SUITE 2100
                        LOS ANGELES, CALIFORNIA  90067
                                (310) 553-3610

                 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                     SALE OF THE SECURITIES TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than Securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.    [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.    [   ]



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the various expenses in connection with the registration of the Common Stock offered hereby. The Company will bear all of such expenses. All amounts are estimated except for the Securities and Exchange Commission registration fee.

                             PAYABLE BY REGISTRANT

SEC registration fees............................................. $   753
Legal fees and expenses...........................................  25,000
Accounting fees and expenses......................................   7,000
Miscellaneous fees and expenses...................................   1,247
                                                                   -------
     Total........................................................ $34,000

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on this 6th day of August, 1998.

                              FOUR MEDIA COMPANY

                              By:  /s/ Robert T. Walston
                                   ---------------------
                                   Robert T. Walston
                                   Chairman of the Board and
                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           Name                                    Title                                Date
           ----                                    -----                                ----
/s/ Robert T. Walston                    Chairman of the Board and                  August 6, 1998
--------------------------                Chief Executive Officer
Robert T. Walston                      (principal executive officer)

/s/ Alan S. Unger                Vice President and Chief Financial Officer         August 6, 1998
--------------------------      (principal financial and accounting officer)
Alan S. Unger


--------------------------                        Director                          August 6, 1998
William Amon*


--------------------------                        Director                          August 6, 1998
Robert Bailey*


--------------------------                        Director                          August 6, 1998
Paul Bricault*


--------------------------                        Director                          August 6, 1998
John H. Donlon*


--------------------------                        Director                          August 6, 1998
Edward Kirtman*


--------------------------                        Director                          August 6, 1998
Gavin W. Schutz*


--------------------------                        Director                          August 6, 1998
Shimon Topor*


--------------------------                        Director                          August 6, 1998
Thomas Wertheimer*

* By  /s/ Robert T. Walston
      ---------------------
      Robert T. Walston
      Attorney-in-Fact

                                       24